UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 24, 2020

Harvest Natural Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10762	77-0196707
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 1000 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

(214) 451-6909

(Registrant’s Telephone Number, Including Area Code)

11111Katy Fwy, Suite 900

Houston, Texas

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Background. On May 4, 2017, Harvest Natural Resources, Inc., a Delaware corporation (the “Company”) dissolved by filing its certificate of dissolution with the Delaware Secretary of State, following the authorization by its stockholders to do so at a special meeting held on February 23, 2017. Under Delaware law, a corporation continues its corporate existence after dissolution for the purpose of winding up the corporation’s affairs, including (among other things) prosecuting and defending lawsuits. This winding up period continues for three years after the certificate of dissolution is filed, or for such longer period that the Delaware Court of Chancery shall direct.

Extension of the Company’s Corporate Existence by the Delaware Court of Chancery. On January 24, 2020, the Delaware Court of Chancery issued an order extending the Company’s corporate existence until the earlier of (1) May 4, 2022 or (2) the date by which the Company has taken all actions necessary to wind up its affairs, including all actions to enforce the Company’s default judgment against Rafael Dario Ramirez Carreno regarding the Company’s attempts to sell its Venezuelan assets or to otherwise monetize any claims the Company may have related to those attempts, and distribute the net proceeds ultimately recovered to the Company’s stockholders.

Available Information About the Ramirez Litigation. The Company has reported information on the Ramirez litigation in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 2, 2018; November 28, 2018; December 26, 2018; February 19, 2019; and September 3, 2019. There can be no assurances as to the ultimate outcome of this litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

	By:	/s/ Harva Dockery
Date: January 27, 2020		Harva Dockery
Agent

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